As filed with the Securities and Exchange Commission on March 2, 2005.

Registration No. 333-____

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form S-8

REGISTRATION STATEMENT
under
THE SECURITIES ACT OF 1933

Sanderson Farms, Inc.

(Exact name of registrant as specified in its charter)

MISSISSIPPI (State of other jurisdiction of Incorporation or Organization)	64-0615843 (I.R.S. Employer Identification No.)

225 N. 13th Avenue Laurel, Mississippi 39441 (Address of principal executive offices)	39440 (Zip Code)

Sanderson Farms, Inc. and Affiliates Stock Incentive Plan
(Full title of the plan)

D. Michael Cockrell
Director, Treasurer and Chief Financial Officer
225 N. 13th Avenue
Laurel, Mississippi 39440
(601) 649-4030
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

With a Copy to:

Louis Y. Fishman and
Brock M. Degeyter
Correro Fishman Haygood
Phelps Walmsley & Casteix, L.L.P.
201 St. Charles Avenue, 46th Floor
New Orleans, Louisiana 70170
(504) 586-5252

CALCULATION OF REGISTRATION FEE

Proposed
		Maximum	Proposed
Title of		Offering	Maximum	Amount of
Securities To Be	Amount To Be	Price Per	Aggregate Offering	Registration
Registered	Registered(1)	Share(2)	Price	Fee(3)

Common Stock, par value $1.00 per share—Newly reserved under the Sanderson Farms, Inc. and Affiliates Stock Incentive Plan	2,250,000 shares	$44.93	$101,092,500	$11,898.59

(1)	Upon a future stock split, stock dividend or similar transaction involving the common stock, par value $1.00 per share, of the registrant during the effectiveness of this registration statement, the number of shares thereof registered shall be automatically increased to cover the additional shares thereof in accordance with Rule 416(a) of the Securities Act of 1933 (the “Securities Act”).

(2)	Estimated in accordance with Rule 457(c) and (h)(1) solely for the purpose of calculating the registration fee on the basis of $44.93 per share, which represents the average of the high and low prices of the common stock reported on the Nasdaq National Market on February 25, 2005.

(3)	The amount of the registration fee was calculated pursuant to Section 6(b) of the Securities Act, and was determined by multiplying the Proposed Maximum Aggregate Offering Price by .0001177.

     Pursuant to Rule 429 promulgated under the Securities Act, the prospectus relating to this registration statement also relates to shares registered under Form S-8 Registration Statement No. 333-92412. A total of 1,250,000 shares issuable under the Sanderson Farms, Inc. and Affiliates Stock Option Plan have been previously registered under the Securities Act.

PART I

INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

     Not filed as part of this registration statement pursuant to Note to Part I of Form S-8.

Item 2. Registrant Information and Employee Plan Annual Information.

     Not filed as part of this registration statement pursuant to Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     There are hereby incorporated by reference in this registration statement the following documents and information heretofore filed with the Securities and Exchange Commission (the “Commission”):

(a)	The registrant’s Annual Report on Form 10-K for the fiscal year ended October 31, 2004;

(b)	The registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2005;

(c)	The registrant’s Current Report on Form 8-K filed March 1, 2005;

(d)	The description of the registrant’s common stock, par value $1.00 per share, that was included in its registration statement on Form 8-A, as declared effective by the Commission on March 2, 1988, incorporated by reference from the registrant’s registration statement on Form S-1, Registration no. 33-13141; and

(e)	The registrant’s Definitive Proxy Statement filed on January 14, 2005, as revised by the Proxy Supplement filed on February 4, 2005.

     All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, also shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

Item 4. Description of Securities.

     Not Applicable.

Item 5. Interests of Named Experts and Counsel.

     Not Applicable.

Item 6. Indemnification of Directors and Officers.

     Article FOURTEENTH of the registrant’s Articles of Incorporation provides that a director of the registrant shall not be liable to the registrant or its stockholders for money damages for any action, or any failure to take any action, as a director, except for: (a) the amount of a financial benefit received by a director to which he is not entitled; (b) an intentional infliction of harm to the registrant or the stockholders; (c) a violation of Section 79-4-8.33 of the Mississippi Code of 1972, as amended, more commonly referred to as Section 8.33 of the Mississippi Business Corporation Act, as presently in effect or as amended thereafter, pertaining to liability for unlawful distributions; or (d) an intentional violation of criminal law. If Mississippi law is amended to authorize corporations to take corporate law action further limiting or eliminating the personal liability of directors, then the liability of each director of the registrant shall be limited or eliminated to the full extent permitted by Mississippi law as so amended from time to time. Neither the amendment nor repeal of Article FOURTEENTH, nor the adoption of any provision of the Articles of Incorporation inconsistent with it eliminates or reduces its effect in respect of any matter occurring, or any cause of action, suit or claim that, but for Article FOURTEENTH, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

     Reference is also made to Section 79-4-8.50 through and including Section 79-4-8.58 of the Mississippi Business Corporation Act which, taken together, authorize and set forth the extent to which a Mississippi business corporation shall and may indemnify its directors and officers.

     Article VI of the registrant’s By-Laws provides for mandatory indemnification of the registrant’s directors and officers, and those of its employees (if any) who are appointed by its President to serve on the registrant’s Executive Committee, or are appointed by such Committee to be Division Managers, to the fullest extent that directors and officers are permitted to be indemnified by law, except in an action brought directly by the registrant against such a person. The mandatory indemnification includes advancement of expenses to those persons who meet the requirements described above for such advances. The right to indemnification applies to acts or omissions occurring prior to or after the adoption of the new by-law, continues as to a person who ceases to be a director, officer or employee, and applies to the person’s heirs. Article VI may be amended or repealed at any time by the Board of Directors with or without approval by the stockholders, but no such action will affect the right to indemnification for acts or omissions which occurred prior to such amendment or repeal.

     The registrant maintains insurance the general effect of which is to provide (a) coverage for the registrant with respect to amounts which it is required or permitted to pay to officers or directors under the indemnification provisions set forth in the Mississippi Business Corporation Act and Article VI of the Company’s By-Laws and (b) coverage of the officers and directors of the registrant for liabilities (including certain liabilities under the federal securities laws) incurred by such persons in their capacities as officers or directors for which they are not indemnified by the registrant.

Item 7. Exemption from Registration Claimed.

     Not Applicable.

Item 8. Exhibits.

     The following exhibits are filed as part of this registration statement:

Exhibit
Number	Description of Exhibit

3.1	Articles of Incorporation of the Registrant dated October 19, 1978. (Incorporated by reference to Exhibit 4.1 filed with the registration statement on Form S-8 filed by the Registrant on July 15, 2002, Registration No. 333-92412.)

3.2	Articles of Amendment, dated March 23, 1987, to the Articles of Incorporation of the Registrant. (Incorporated by reference to Exhibit 4.2 filed with the registration statement on Form S-8 filed by the Registrant on July 15, 2002, Registration No. 333-92412.)

3.3	Articles of Amendment, dated April 21, 1989, to the Articles of Incorporation of the Registrant. (Incorporated by reference to Exhibit 4.3 filed with the registration statement on Form S-8 filed by the Registrant on July 15, 2002, Registration No. 333-92412.)

3.4	Certificate of Designations of Series A Junior Participating Preferred Stock of the Registrant dated April 21, 1989. (Incorporated by reference to Exhibit 4.4 filed with the registration statement on Form S-8 filed by the Registrant on July 15, 2002, Registration No. 333-92412.)

3.5	Article of Amendment, dated February 20, 1992, to the Articles of Incorporation of the Registrant. (Incorporated by reference to Exhibit 4.5 filed with the registration statement on Form S-8 filed by the Registrant on July 15, 2002, Registration No. 333-92412.)

3.6	Article of Amendment, dated February 27, 1997, to the Articles of Incorporation of the Registrant. (Incorporated by reference to Exhibit 4.6 filed with the registration statement on Form S-8 filed by the Registrant

Exhibit
Number	Description of Exhibit
on July 15, 2002, Registration No. 333-92412.)

3.7	By-Laws of the Registrant, amended and restated as of December 2, 2004 (Incorporated by reference to Exhibit 3 filed with the Registrant’s Current Report on Form 8-K on December 8, 2004.)

3.8	Sanderson Farms, Inc. and Affiliates Stock Option Plan (Amended and Restated as of February 28, 2002) (Incorporated by reference to Exhibit 4.6 filed with the registration statement on Form S-8 filed by the Registrant on July 15, 2002, Registration No. 333-92412.)

3.9	Form of Nonstatutory Stock Option Agreement (Incorporated by reference to Exhibit 4.9 filed with the registration statement on Form S-8 filed by the Registrant on July 15, 2002, Registration No. 333-92412.)

3.10	Form of Incentive Stock Option Agreement (Incorporated by reference to Exhibit 4.10 filed with the registration statement on Form S-8 filed by the Registrant on July 15, 2002, Registration No. 333-92412.)

3.11	Sanderson Farms, Inc. and Affiliates Stock Incentive Plan (Incorporated by reference to Exhibit B of the Definitive Proxy Statement filed by the Registrant on January 14, 2005.)

3.12	Form of Restricted Stock Agreement between Registrant and its non-employee directors who are granted restricted stock (Incorporated by reference to Exhibit 10.1 filed with the current report on Form 8-K filed by the Registrant on March 1, 2005).

3.13	Form of Restricted Stock Agreement between Registrant and its officers and employees who are granted restricted stock (Incorporated by reference to Exhibit 10.2 filed with the current report on Form 8-K filed by the Registrant on March 1, 2005).

3.14	Form of Agreement between Registrant and its non-employee directors who participate in its management share purchase plan (Incorporated by reference to Exhibit 10.3 filed with the current report on Form 8-K filed by the Registrant on March 1, 2005).

3.15	Form of Agreement between Registrant and its officers and employees who participate in its management share purchase plan (Incorporated by reference to Exhibit 10.4 filed with the current report on Form 8-K filed by the Registrant on March 1, 2005).

5.1	Opinion of Wise Carter Child & Caraway, P.A., as to the legality of the securities being registered hereby. *

Exhibit
Number	Description of Exhibit
15.1	Letter from Ernst & Young LLP dated February 23, 2005 regarding unaudited interim financial information.

23.1	Consent of Wise Carter Child & Caraway, P.A. (included in Exhibit 5.1). *

23.2	Consent of Ernst & Young LLP. *

24	Powers of Attorney (see signature page).

*	Filed herewith

Item 9. Undertakings.

A.	Rule 415 Offering.

     The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.	Filings Incorporating Subsequent Exchange Act Documents by Reference.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.	Filing of Registration Statement on Form S-8.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Laurel, State of Mississippi, on March 2, 2005.

SANDERSON FARMS, INC.

By:	/s/ Joe F. Sanderson, Jr.

Joe F. Sanderson, Jr.
Chief Executive Officer and Chairman of the Board of Directors

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Joe F. Sanderson, Jr., D. Michael Cockrell and James A. Grimes, and each of them individually and without the others, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or each of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joe F. Sanderson, Jr.	Chief Executive Officer (Principal Executive Officer) and Chairman of the	March 2, 2005
Joe F. Sanderson, Jr.	Board of Directors

/s/ D. Michael Cockrell	Treasurer, Chief Financial Officer (Principal Financial Officer) and	March 2, 2005
D. Michael Cockrell	Director

/s/ James A. Grimes	Secretary and Chief Accounting Officer (Principal Accounting Officer)	March 2, 2005
James A. Grimes

Signature	Title	Date

Director
John H. Baker, III

/s/ Lampkin Butts	President, Chief Operating Officer and Director	March 2, 2005
Lampkin Butts

Director
Beverly Wade Hogan

Director
Phil K. Livingston

Director
Gail Jones Pittman

/s/ Charles W. Ritter, Jr.	Director	March 2, 2005
Charles W. Ritter, Jr.

/s/ Hugh V. Sanderson	Director	March 2, 2005
Hugh V. Sanderson

Director
Robert Buck Sanderson

/s/ William R. Sanderson	Director	March 2, 2005
William R. Sanderson

/s/ Rowan H. Taylor	Director	March 2, 2005
Rowan H. Taylor

Director
Donald W. Zacharias

INDEX TO EXHIBITS

Exhibit
Number	Description of Exhibit

3.1	Articles of Incorporation of the Registrant dated October 19, 1978. (Incorporated by reference to Exhibit 4.1 filed with the registration statement on Form S-8 filed by the Registrant on July 15, 2002, Registration No. 333-92412.)

3.2	Articles of Amendment, dated March 23, 1987, to the Articles of Incorporation of the Registrant. (Incorporated by reference to Exhibit 4.2 filed with the registration statement on Form S-8 filed by the Registrant on July 15, 2002, Registration No. 333-92412.)

3.3	Articles of Amendment, dated April 21, 1989, to the Articles of Incorporation of the Registrant. (Incorporated by reference to Exhibit 4.3 filed with the registration statement on Form S-8 filed by the Registrant on July 15, 2002, Registration No. 333-92412.)

3.4	Certificate of Designations of Series A Junior Participating Preferred Stock of the Registrant dated April 21, 1989. (Incorporated by reference to Exhibit 4.4 filed with the registration statement on Form S-8 filed by the Registrant on July 15, 2002, Registration No. 333-92412.)

3.5	Article of Amendment, dated February 20, 1992, to the Articles of Incorporation of the Registrant. (Incorporated by reference to Exhibit 4.5 filed with the registration statement on Form S-8 filed by the Registrant on July 15, 2002, Registration No. 333-92412.)

3.6	Article of Amendment, dated February 27, 1997, to the Articles of Incorporation of the Registrant. (Incorporated by reference to Exhibit 4.6 filed with the registration statement on Form S-8 filed by the Registrant on July 15, 2002, Registration No. 333-92412.)

3.7	By-Laws of the Registrant, amended and restated as of December 2, 2004 (Incorporated by reference to Exhibit 3 filed with the Registrant’s Current Report on Form 8-K on December 8, 2004.)

3.8	Sanderson Farms, Inc. and Affiliates Stock Option Plan (Amended and Restated as of February 28, 2002) (Incorporated by reference to Exhibit 4.6 filed with the registration statement on Form S-8 filed by the Registrant on July 15, 2002, Registration No. 333-92412.)

3.9	Form of Nonstatutory Stock Option Agreement (Incorporated by reference to Exhibit 4.9 filed with the registration statement on Form S-8

Exhibit
Number	Description of Exhibit
filed by the Registrant on July 15, 2002, Registration No. 333-92412.)

3.10	Form of Incentive Stock Option Agreement (Incorporated by reference to Exhibit 4.10 filed with the registration statement on Form S-8 filed by the Registrant on July 15, 2002, Registration No. 333-92412.)

3.11	Sanderson Farms, Inc. and Affiliates Stock Incentive Plan (Incorporated by reference to Exhibit B of the Definitive Proxy Statement filed by the Registrant on January 14, 2005.)

3.12	Form of Restricted Stock Agreement between Registrant and its non-employee directors who are granted restricted stock (Incorporated by reference to Exhibit 10.1 filed with the current report on Form 8-K filed by the Registrant on March 1, 2005).

3.13	Form of Restricted Stock Agreement between Registrant and its officers and employees who are granted restricted stock (Incorporated by reference to Exhibit 10.2 filed with the current report on Form 8-K filed by the Registrant on March 1, 2005).

3.14	Form of Agreement between Registrant and its non-employee directors who participate in its management share purchase plan (Incorporated by reference to Exhibit 10.3 filed with the current report on Form 8-K filed by the Registrant on March 1, 2005).

3.15	Form of Agreement between Registrant and its officers and employees who participate in its management share purchase plan (Incorporated by reference to Exhibit 10.4 filed with the current report on Form 8-K filed by the Registrant on March 1, 2005).

5.1	Opinion of Wise Carter Child & Caraway, P.A., as to the legality of the securities being registered hereby. *

15.1	Letter from Ernst & Young LLP dated February 23, 2005, regarding unaudited interim financial information. *

23.1	Consent of Wise Carter Child & Caraway, P.A. (included in Exhibit 5.1). *

23.2	Consent of Ernst & Young LLP. *

24	Powers of Attorney (see signature page).

*	Filed herewith